Exhibit 10.2

THE FERGUSON GROUP

EMPLOYEE SHARE PURCHASE PLAN 2019

Approved by an ordinary resolution of the shareholders of

the Company on 25 April 2019 and amended by resolution of the Board of the

Company on 27 January 2021

-i-

INTRODUCTION

This Ferguson Group Employee Share Purchase Plan 2019 has been established for the benefit of those employees of Subsidiaries of the Company located in the U.S. or Canada who meet the requirements to participate hereunder. Where permitted by local law, the Company may establish similar plans for employees of the Company or of Subsidiaries of the Company located in jurisdictions outside of the U.S. and Canada, which plans shall be established under, and operate in conformance with, the laws of such other jurisdictions.

ARTICLE I – DEFINITIONS

1.01	Act

Act means the United Kingdom Income Tax (Earnings and Pensions) Act 2003, as it may be amended from time to time.

1.02	Board

Board means the Board of Directors of the Company or a duly authorised committee thereof.

1.03	Capital Reorganisation

Capital Reorganisation means any capitalisation issue, rights issue, sub-division, consolidation or reduction of capital or any other variation of the share capital of the Company.

1.04	Code

Code means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, and regulations thereunder. References to any section of the Code shall be to that section as it may be renumbered, amended, supplemented or re-enacted. For this purpose, “regulation” means a regulation, ruling or other interpretation or guidance, validly promulgated by the U.S. Department of Treasury and in effect at the time in question. Reference to a regulation or section thereof includes that regulation or section and any comparable regulation or section that amends, supplements or supersedes that regulation or section.

1.05	Company

Company means the company incorporated in Jersey as Ferguson plc, with registered number 128484.

1.06	Control

Control shall have the meaning given to that word by section 995 of the United Kingdom Income Tax Act 2007 as it may be amended from time to time.

1.07	Date of Exercise

Date of Exercise means the date prescribed by the Board as the date on which each Option is deemed to be exercised. The Date of Exercise shall be no later than 60 days following the first anniversary of the Date of Grant.

1.08	Date of Grant

Date of Grant means the date prescribed by the Board as the date on which Options are deemed to be granted. Notwithstanding the preceding sentence (a) there may not be more than one Date of Grant during a calendar year and (b) each Date of Grant must be within the forty-two day period following: (i) the shareholders’ approval of the Plan in accordance with Article XVI, (ii) an Annual General meeting of the Company or (iii) the Company’s announcement of its results to the London Stock Exchange.

1.09	DI

DI means a depositary interest representing an ordinary share in the capital of the Company.

1.10	DRS statement

DRS statement means the direct registration system statement of account representing certificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the U.S..

1.11	DTC

DTC means the Depository Trust Company, being the system used to settle trades of uncertificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the U.S.

1.12	Election Date

Election Date means the last business day of the Enrollment Period or such other date as the Board may determine.

1.13	Eligible Employee

Eligible Employee means a person who on the Date of Grant is an employee of a Participating Company (even if he or she also serves as a director of the Company or a Subsidiary) and who satisfies the following requirements:

(a)	he or she has been continuously employed by a Participating Company for a period of at least one year;

(b)	his or her customary employment with the Participating Company is for greater than 20 hours per week; and

(c)	his or her customary employment with the Participating Company is for greater than five months in any calendar year.

The preceding sentence to the contrary notwithstanding, an individual who is a Five Percent Shareholder is not an Eligible Employee.

Notwithstanding the preceding, otherwise Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are U.S. citizens or are resident aliens within the meaning of Code Section 7701(b)(1)(A)) shall be excluded from coverage under the Plan if the Board determines that: (i) the grant of an Option under the Plan to a citizen or resident of the non-U.S. jurisdiction is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the non-U.S. jurisdiction would cause the Plan or offering to violate the requirements of Code Section 423.

2|15

1.14	Enrollment Form

Enrollment Form means the form, prescribed by the Board, that a Participant uses to authorise deductions from his or her compensation in accordance with Article V.

1.15	Enrollment Period

Enrollment Period means the period prescribed by the Board during which an Eligible Employee may elect to participate in the Plan with respect to that Offering Period.

1.16	Fair Market Value

Fair Market Value means, on any given date, the closing middle market quotation of a Share as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars. If, on any given date, no Shares are traded on the London Stock Exchange or the relevant United States Stock Exchange, then Fair Market Value shall be determined with reference to the closing middle market quotation as derived from the Daily Official List of the London Stock Exchange or as reported by the relevant United States Stock Exchange on the next preceding day that Shares were so traded.

1.17	Five Percent Shareholder

Five Percent Shareholder means any individual who, immediately after the grant of an Option, owns or would be deemed to own more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company. For this purpose, (i) an individual shall be considered to own any stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary, and (ii) stock of the Company or any Subsidiary of the Company that an individual may purchase under outstanding options (whether or not granted under this Plan) shall be treated as stock owned by the individual.

1.18	Holding Company

Holding Company has the meaning assigned to it by Section 1159 of the United Kingdom Companies Act 2006.

3|15

1.19	New York Stock Exchange

New York Stock Exchange, Inc. or any successor body thereto.

1.20	NASDAQ

NASDAQ means Nasdaq, Inc. or any successor body thereto.

1.21	Offering Period

Offering Period means the period beginning on each Date of Grant and ending on the Date of Exercise relevant to that Offering Period.

1.22	Old Ferguson

Old Ferguson means Ferguson Holdings Limited, a company incorporated in Jersey with registered number 106605.

1.23	Old Ferguson Plan

Old Ferguson Plan means the Old Ferguson Group Employee Share Purchase Plan 2011 (as amended from time to time).

1.24	Old Ferguson Share or Old Ferguson Shares

Old Ferguson Share or Old Ferguson Shares means fully paid ordinary shares in the capital of Old Ferguson;

1.25	Option

Option means an option that entitles the holder to purchase a stated number of Shares in accordance with, and subject to, the terms and conditions prescribed by the Plan.

1.26	Participant

Participant means an Eligible Employee, including an Eligible Employee who is a member of the Board, who satisfies the requirements of Article IV and who elects to receive an Option.

1.27	Participating Company

Participating Company means a Subsidiary of the Company located in the U.S. or Canada and designated by the Board as a Participating Company, provided that such Subsidiary is a “subsidiary corporation” (within the meaning of Code Section 424) of the Company, including a corporation that becomes a Subsidiary of the Company after the adoption of this Plan. It is anticipated that any Subsidiary located in the U.S. or Canada will be designated by the Board as a Participating Company.

1.28	Plan

Plan means the Ferguson Group Employee Share Purchase Plan 2019 as provided herein and as it may be amended from time to time.

4|15

1.29	Relevant Date

Relevant Date means:

(a)	if the Relevant Event falls within Section 10.01(a), the date on which Control is obtained and any conditions to which the offer is made subject are satisfied;

(b)

if the Relevant Event falls within Section 10.01(b), either the date on which the scheme of arrangement is sanctioned by the court or the date on which the scheme of arrangement becomes effective (as determined by the Board in its absolute discretion);

(c)	if the Relevant Event falls within Section 10.01(c), the date on which the person first becomes so bound or entitled; or

(d)	if the Relevant Event falls within Section 10.01(d), the date on which notice of the resolution is given.

If a Relevant Event occurs on account of a series of transactions, the “Relevant Date” is the date of the last of such transactions.

1.30	Relevant Event

Relevant Event shall have the meaning given to that term in Section 10.01.

1.31	Scheme of Arrangement

Scheme of Arrangement means the scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991, as amended, to introduce the Company as a new, Jersey-incorporated holding company to the Group.

1.32	Scheme of Arrangement Effective Date

Scheme of Arrangement Effective Date means 10 May 2019 being the date on which the Scheme of Arrangement became effective in accordance with its terms.

1.33	Share or Shares

Share or Shares means fully paid ordinary shares of 10 pence each in the capital of the Company, whether held in certificated or uncertificated form, via a DRS statement or via the DTC. References to “Share” or “Shares” include (i) Shares; (ii) where appropriate the DIs representing such shares; and/or (iii) shares or DIs representing those shares or DIs following any reorganisation of the share capital of the Company.

1.34	Subsidiary

Subsidiary has the meaning assigned to it by Section 1159 of the United Kingdom Companies Act 2006.

1.35	United States Stock Exchange

United States Stock Exchange means the New York Stock Exchange, NASDAQ or such other recognised stock exchange in the United States, on which the Shares are listed.

5|15

1.36	U.S.

U.S. means the United States of America.

ARTICLE II – PURPOSES

The Plan is intended to assist the Participating Companies in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Subsidiaries and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying under Code Section 423, but no Option shall be invalid for failure to qualify under Code Section 423. The proceeds received by the Company from the sale of Shares issued pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III – ADMINISTRATION

The Plan shall be administered by the Board. The Board shall have complete authority (subject to Article XIV hereof) to: (i) interpret all provisions of this Plan; (ii) adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and (iii) make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. Any decision made, or action taken, by the Board in connection with the administration of this Plan shall be final and conclusive. Neither the Board nor any member thereof shall be liable for any act done in good faith with respect to this Plan or any Option. All expenses of administering this Plan shall be borne by the Company.

The Board, in its discretion, may delegate to one or more officers of the Company all or part of the Board’s authority and duties. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV – ELIGIBILITY

Each person who is or will be an Eligible Employee on the Date of Grant may elect to participate in the Plan by completing an Enrollment Form in accordance with Section 5.01(a) and returning it on or before the Election Date to such person as the Board may nominate.

ARTICLE V – PARTICIPANT CONTRIBUTIONS

5.01	Enrollment Form

(a)

An Eligible Employee who satisfies the requirements of Article IV may become a Participant for an Offering Period by completing an Enrollment Form and returning it to the Board or its nominee on or before the Election Date. A Participant’s Enrollment Form shall authorise uniform fixed-dollar (in whole U.S. or Canadian dollars, as the case may be) deductions from his or her compensation for purposes of the Plan in multiples of at least $25 and not more than $400 per month (or such other minimum or maximum amounts as the Board may prescribe from time to time). Notwithstanding the previous sentence, the maximum monthly contribution which a Participant may make in

6|15

respect of all Options granted under the Plan may not exceed the U.S. (or Canadian, as the case may be) dollar equivalent of the maximum monthly contribution from time to time allowed under a savings-related share option scheme registered with the United Kingdom H.M. Revenue and Customs under the Act.

(b)

Except as provided in this Section 5.01(b), a Participant may not contribute to, or otherwise accumulate funds under, the Plan except by compensation deductions in accordance with his or her Enrollment Form. Notwithstanding the preceding sentence, a Participant who is on an unpaid leave of absence shall be permitted to contribute to the Plan by personal cheque an amount not to exceed the aggregate amount that but for such unpaid leave otherwise would have been deducted from his or her compensation, subject to such cheque clearing upon first presentation. Unless otherwise determined by the Board, (i) such cheque must be delivered to the Board or its nominee within the earlier of ten (10) business days following the end of the unpaid leave or ten (10) business days prior to the Date of Exercise, and (ii) the minimum amount that may be contributed to the Plan by personal cheque shall be $25 (in U.S. or Canadian dollars, as the case may be), calculated on a monthly basis. A Participant who revokes his or her Enrollment Form for an Offering Period under Section 8.01 may not contribute to the Plan for such Offering Period by delivery of a cheque, and a Participant who ceases to be an Eligible Employee for any reason may not thereafter contribute to the Plan by delivery of a cheque.

(c)

A Participant’s Enrollment Form becomes operative on the Election Date. Such Enrollment Form may be amended or revoked before the Election Date but once an Enrollment Form becomes operative, it will continue in effect and may not thereafter be amended until the earliest of: (i) the Date of Exercise, (ii) his or her termination of employment or (iii) his or her withdrawal from the Plan in accordance with Section 8.01.

5.02	Participant’s Account

A recordkeeping account shall be established for each Participant with respect to each Offering Period. Amounts deducted from a Participant’s compensation for that Offering Period under Section 5.01(a) and, if applicable, amounts contributed by personal cheque with respect to that Offering Period under Section 5.01(b), shall be credited to his or her account for such Offering Period.

ARTICLE VI – OPTION GRANTS

6.01	Number of Shares

(a)

Each Eligible Employee who is a Participant on the Date of Grant shall be granted an Option on the Date of Grant. The number of Shares subject to such Option shall, subject to Section 6.01(c) below, be the number of whole Shares determined by dividing the aggregate of the contributions which the Participant has elected to make under Section 5.01(a) by the price per Share determined under Section 6.02. Notwithstanding anything herein to the contrary, no Participant will be granted an Option or Options for more than: (i) in any calendar year, a number of Shares determined by dividing $25,000 by the Fair Market Value on the Date of Grant; (ii) 5,000 Shares in any single Offering Period; or (iii) the limitations of Section 9.03 (10% in 10 year limit).

7|15

(b)

An Option covering a fractional Share will not be granted under the Plan. Any amount remaining to the credit of the Participant’s account shall be returned without interest to the Participant: (i) after the exercise of an Option, (ii) if he or she does not continue to participate in the Plan, or (iii) if the Options are cancelled by the Board pursuant to Section 7.09.

(c)

Subject to Article IX, the Board may prescribe a lesser maximum number of Shares for which Options may be granted on any Date of Grant. If the aggregate Shares for which Options are applied for in an Offering Period exceed the limit imposed by the Board for the Offering Period, the Options granted will be reduced pro rata for each Participant until the excess applications are eliminated.

6.02	Option Price

The price per Share for Shares to be purchased on the exercise of an Option shall be the amount prescribed by the Board; provided that such price shall not be less than eighty-five percent (85%) of the Fair Market Value on the Date of Grant. In no event shall the price per Share for Shares to be purchased on the exercise of an Option be less than the nominal value of a Share.

ARTICLE VII – EXERCISE OF OPTION

7.01	Automatic Exercise

Subject to the provisions of Articles VIII, IX and X, and except as provided below in this Article VII, each Option shall be exercised automatically as of the Date of Exercise for the lesser of:

(a)	the number of whole Shares determined by dividing the amount credited under Article V to the Participant’s account at the Date of Exercise by the price per Share determined under Section 6.02; and

(b)	the number of Shares over which the Option was granted.

If, at the Date of Exercise, the Participant is subject to any dealing restrictions under the Financial Conduct Authority’s Listing Rules, Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse or any equivalent or successor legislation or any relevant share dealing code of the Company, exercise shall be suspended until such later date as those dealing restrictions lift.

7.02	Relevant Events

Notwithstanding any other provision of this Plan, if a Relevant Event occurs, except as provided in Section 10.03 the Date of Exercise for all outstanding Options shall be the Relevant Date.

8|15

7.03	Nontransferability

Each Option granted under this Plan shall be nontransferable other than by will or the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant. A Participant’s Option will lapse immediately if he or she purports to transfer it or to create any interest in it in favour of a third party or if a bankruptcy order is made in respect of him or her or a similar event occurs under the laws of any country other than England.

7.04	Employee Status

Leaves of absence not exceeding three (3) months shall not be deemed interruptions of continuous employment. However, a leave of absence exceeding three (3) months shall be deemed an interruption of continuous employment unless the individual has a right to reemployment provided either by statute or by contract.

7.05	Delivery of Certificates

Subject to the provisions of Articles IX and XII, the Company shall procure the delivery to each Participant for each Offering Period of the certificate or certificates evidencing the Shares purchased by such Participant with respect to that Offering Period.

7.06	Vesting

A Participant’s interest in the Shares purchased upon the exercise of an Option shall be immediately vested and nonforfeitable.

7.07	Rights of new Shares issued

Any new Shares issued on the exercise of an Option must rank equally in all respects with other Shares then in issue except for rights which attach to Shares by reference to a record time or date prior to the time or date of issue.

7.08	Listing

The Company must apply to the Financial Conduct Authority to have any new Shares issued under the Plan admitted to the Official List and to the London Stock Exchange to have the Shares admitted to trading. The Company need not do so, however, if the Shares are not traded on the London Stock Exchange. If the Shares are traded on any other stock exchange, the Company shall apply to the relevant authorities to have the Shares issued under the Plan admitted to trading on such exchange.

7.09	Cancellation of “Underwater” Options

The Company, by action of its Board, may cancel all existing Options and return all Participant contributions (without interest thereon) to Participants if the Board determines, in its sole discretion, that the price per Share under Section 6.02 for Shares to be purchased on the exercise of an Option is expected to be more than the Fair Market Value of Shares on the Date of Exercise. Such determination shall be made not less than 5 business days prior to the Date of Exercise.

9|15

ARTICLE VIII – WITHDRAWAL AND TERMINATION OF EMPLOYMENT

8.01	Withdrawal Generally

A Participant may revoke his or her Enrollment Form for an Offering Period and withdraw from participation in the Plan for that Offering Period by giving written notice to that effect to the Board or its nominee at any time before the Date of Exercise. In that event, (i) the entire amount credited to his or her account will be paid to him or her without interest as soon as administratively practicable after receipt of the notice of withdrawal, (ii) no further payroll deductions will be made from his or her compensation for that Offering Period and (iii) no amount may be contributed by him or her to the Plan thereafter pursuant to Section 5.01(b) for that Offering Period. Except as provided in Section 8.03, a Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Section 8.01 if he or she ceases to be an Eligible Employee for any reason and, in such event, the Participant shall not have any claim against the Company or any Subsidiary of the Company on account of his or her deemed withdrawal from the Plan.

8.02	Subsequent Participation

A Participant who has withdrawn his or her participation in the Plan under Section 8.01 may submit a new Enrollment Form to the Board and resume participation in the Plan for any later Offering Period, provided that he or she then satisfies the requirements of Article IV and the Board or its nominee receives his or her Enrollment Form on or before the applicable Election Date.

8.03	Death, Disability, Retirement or other Termination of Employment

Subject to Sections 7.04 and 7.09, if a Participant ceases his or her continuous employment as an Eligible Employee on account of:

(a)	death,

(b)	redundancy (as determined by the Committee),

(c)	injury or disability (evidenced to the satisfaction of the Committee),

(d)	retirement,

(e)	his or her employer ceasing to be a Participating Company;

(f)	the business (or part of a business) in which he or she is employed being transferred to a person who is not a Participating Company,

(g)	for any other reason at the discretion of the Board,

such Participant (or his or her executor or heir) shall, if the date of cessation of his or her employment is no more than three (3) months prior to the Date of Exercise, have the right to continued participation in the Plan (without any further contributions) and to exercise any Option on or before the Date of Exercise, using the amount credited to his or her account on the date of his or her termination of employment. If a Participant ceases to be continuously employed as an Eligible Employee under any other circumstances, his or her Option will terminate concurrently and all funds credited to his or her account under Section 5.02 will be returned without interest to him or her as soon as administratively practicable.

10|15

ARTICLE IX – SHARES SUBJECT TO PLAN

9.01	Aggregate Limit

For the purposes of this Plan, the maximum aggregate number of Shares and Old Ferguson Shares that may be issued or transferred pursuant to the exercise of options (whether granted under this Plan or the Old Ferguson Plan) is 50,000,000. The maximum aggregate number of Shares and Old Ferguson Shares that may be issued or transferred under this Plan shall be subject to adjustment as provided in Article XI.

9.02	Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of Shares allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

9.03	10% in 10 year limit

The number of Shares over which Options to subscribe for unissued Shares may be granted under the Plan on any date shall be limited so that, when aggregated with:

(a)

the number of Shares and Old Ferguson Shares issued in the 10 year period ending on that date under any other employee share scheme operated by the Company or Old Ferguson (other than an employee share option scheme); and

(b)

the number of Shares and Old Ferguson Shares issued or capable of being issued pursuant to options that have been granted in the 10 year period ending on that date under any other employee share option scheme operated by the Company and Old Ferguson, the total number of Shares and Old Ferguson Shares shall not exceed 10% of the issued ordinary share capital of the Company on that date. In this Section, “issue” means the allotment and issue of Shares or Old Ferguson Shares forming part of the authorised but unissued share capital of the Company or Old Ferguson and derivative expressions shall be construed accordingly.

ARTICLE X – TAKE-OVER AND LIQUIDATION

10.01	Application

This Article X applies if:

(a)	any person (either alone or together with any person acting in concert with him or her) obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all of the Shares;

(b)

any person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law;

11|15

(c)	any person becomes bound or entitled to acquire Shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or

(d)	notice is given of a resolution for the voluntary or compulsory winding-up of the Company,

(each a Relevant Event).

10.02	Automatic Exercise or Cancellation of Option

Where this Article X applies and subject to Section 10.03 and Article XI below, all outstanding Options will (unless the Board determines otherwise prior to the Relevant Date) be automatically exercised on the Relevant Date (to the extent of the amount credited to each Participant’s account under Section 5.02), provided that the price per Share under Section 6.02 is not expected (as determined by the Board) to be in excess of the relevant offer price or consideration for Shares, if applicable. Where this Article X applies, and subject to Section 10.03 below, any outstanding Options that are not fully exercised on the Relevant Date shall lapse automatically, and any amounts credited to the Participant’s account under Section 5.02 (and not applied for such exercise) shall be returned to him or her without interest as soon as administratively practicable.

10.03	Rollover of Option

If a Relevant Event occurs and notice of a replacement option is given to Participants (with the consent of the entity which has obtained Control of the Company), then, on the Relevant Date, any Option which has not lapsed (the old option) shall automatically be released and shall be replaced by an option (the new option) which, in the opinion of the Board, is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or another company) (the new grantor).

Upon such replacement, the provisions of the Plan shall be construed as if:

(a)	the new option were an option granted under the Plan at the same time as the old option;

(b)

references in the Plan to the Company were references to the new grantor, provided that, except as may be required to comply with Code Section 423, references to the Company within the definition of Participating Company shall continue to be construed as references to Ferguson plc (with company number 128484);

(c)	references in the Plan to the Board were references to the board of directors of the new grantor;

(d)	references in the Plan to Shares were references to shares in the new grantor;

(e)	the provisions for Participant contributions under Article V entered into in connection with the old option had been made in connection with the new option; and

(f)	the Date of Purchase in relation to the new option was the same as that in relation to the old option.

12|15

It is intended that any such replacement of the old options shall be made in accordance with Code Sections 424(a) and (h)(3).

10.04	Change in Holding Company

Without prejudice to the operation of Article XI, Options shall not be exercisable without the consent of the Board under the foregoing provisions of this Article X if the purpose and effect of the Relevant Event, together with any associated transactions, is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the Relevant Event. Unless the Board determines otherwise in its absolute discretion, an Option will in such circumstances be exchanged for equivalent options in accordance with Article XI below.

ARTICLE XI – ADJUSTMENT OF OPTIONS

11.01	Capital Reorganisation

In the event of any Capital Reorganisation (or the implementation by the Company of a demerger or payment of a super dividend which would otherwise materially affect the value of an Option), the price per Share under Section 6.02, the description of Shares and the number of Shares comprised in an Option may be adjusted in such manner as the Board may determine, provided that:

(a)	no adjustment shall be made pursuant to this rule which would materially increase the aggregate price per Share under Section 6.02 of any Option; and

(b)	no adjustment may have the effect of reducing the price per Share under Section 6.02 to less than the nominal value (as it also may be adjusted) of a Share.

It is intended that any such adjustment shall be made in accordance with Code Sections 424(a) and (h)(3).

11.02	Notice to Participants

The relevant Participants shall be notified of any adjustment to Options made pursuant to this Article 11.02.

ARTICLE XII – COMPLIANCE WITH LAW AND APPROVAL OF

REGULATORY BODIES

No Option shall be exercisable, no Shares shall be issued or acquired, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), the laws of England, the laws of Jersey, any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Company’s Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Shares for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with

13|15

federal and state laws and regulations. No Option shall be exercisable, no Shares shall be issued or acquired, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII – GENERAL PROVISIONS

13.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or of any Subsidiary of the Company or in any way affect any right and power of the Company or any Subsidiary of the Company to terminate the employment of any individual at any time with or without assigning a reason therefor.

13.02	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or statutory instrument of UK Parliament or the legislative bodies of Jersey, the U.S. or the European Union (the EU), shall include any modification, amendment, re-enactment or successor of such provision of law (and shall, in respect of any EU legislation, include any UK legislation enacted in replacement thereof following the UK’s departure from the EU).

13.04	Data Protection

By accepting the grant of an Option, a Participant acknowledges that the Company or any member of the Group may hold, process and transfer personal data relating to them to other members of the Group or to any third parties engaged by them (whether within or outside of the European Economic Area (EEA) and that personal data may also be processed outside the EEA by the Company or any member of the Group or by one or more held or of its or their service providers) for any and all purposes related to the operation and administration of the Plan and/or in order to meet any legal obligation, in each case in accordance with the Company’s Share Plan Data Protection Protocol and applicable law.

14|15

ARTICLE XIV – AMENDMENT

14.01	Amendment Generally

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if: (i) the amendment increases the aggregate number of Shares that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants, (iii) the amendment changes the corporations whose employees may be granted an Option or the Shares that may be issued upon exercise of an Option, (iv) or, except for immaterial amendments designed to facilitate the administration of the Plan or amendments which the Board considers necessary or desirable to obtain or retain favourable tax, exchange control or regulatory treatment for Participants or for the Company or any Subsidiary, the amendment benefits employees or Participants or increases any individual or Plan limit. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made. For the avoidance of doubt, any amendment deemed by the Board to be necessary to comply with regulatory requirements or to avoid disqualification under Code Section 423 shall not be adverse for this purpose. Furthermore, shareholder approval of any amendment shall be sought to the extent such approval is necessary and required for the Plan to satisfy the requirements of Code Section 423 or other applicable laws.

14.02	Administrative Amendments

Notwithstanding Section 14.01, without shareholder consent and without regard to whether such an action may be adverse to any Participant rights, the Board shall be entitled to shorten the length of any ongoing offerings, limit the frequency and/or number of changes in the amount withheld during an offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. or Canadian dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s or a Subsidiary’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from his or her compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable and which are consistent with the Plan.

ARTICLE XV – DURATION OF PLAN

No Option may be granted under this Plan after 25 April 2029. Options granted before that date shall remain valid in accordance with their terms and the terms of the Plan.

ARTICLE XVI – EFFECTIVE DATE OF PLAN

Options may be granted under this Plan upon its approval by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting within twelve months after this Plan is adopted by the Board.

15|15